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                                                                     EXHIBIT 5.1



                 [WILSON SONSINI GOODRICH & ROSATI LETTERHEAD]



                                                                November 1, 1994



Robert Half International Inc.
2884 Sand Hill Road, Suite 200
Menlo Park, CA 94025



Re: Registration Statement on Form S-3



Ladies and Gentlemen:



    We have examined the Registration Statement on Form S-3 (Reg. No. 33-55627) filed with the Securities and Exchange Commission (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of 5,775,000 shares (including an over-allotment option granted to the underwriters to purchase 525,000 shares) of Common Stock (the "Shares") of Robert Half International Inc. (the "Company"). Of the Shares, 633,555 Shares (including all shares subject to the above-referenced over-allotment option) are authorized but heretofore unissued and 5,141,445 Shares are issued and outstanding and held by the Selling Stockholders referred to in the Registration Statement. The Shares are to be sold to the underwriters for resale to the public as described in the Registration Statement and pursuant to the Underwriting Agreements being filed as exhibits thereto. As counsel to the Company, we have examined the proceedings proposed to be taken in connection with said sale and issuance of the Shares. We have not served as transfer agent for the Shares nor have we served as your counsel continually since inception and accordingly, have relied upon certificates of officers of the Company, our review of the minute books of the Company including certain ratifying resolutions adopted by the Board of Directors of the Company, and inquiries of officers of the Company, of the Company's transfer agent, and of the Selling Stockholders, and such additional records and documentation as we considered necessary or appropriate for purposes of this opinion.



    Based upon and subject to the foregoing, we are of the opinion that, upon completion of the proceedings being taken or contemplated by us, as your counsel, to be taken prior to the issuance of the Shares, and upon completion of the proceedings being taken in order to permit such transactions to be carried out in accordance with the securities laws of the various states, where required, the Shares, when issued and sold in the manner referred to in the Registration Statement, will be legally and validly issued, fully paid and nonassessable.



    We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including the Prospectuses constituting a part thereof, and any amendment thereto.



                                          Very truly yours,



                                          WILSON, SONSINI, GOODRICH & ROSATI
                                          Professional Corporation